Exhibit 10.19

Supplementary Agreement

This Supplementary Agreement (Agreement) is entered into in Beijing, the People’s Republic of China (PRC) on this 16th day of August 2010, by and between:

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD., a wholly foreign-owned enterprise established under PRC law, with its registered address at Sections A and C, 5/F, SinoSteel Plaza, No. 8, Haidian Street, Haidian District, Beijing, PRC. (Party A)

and

1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD., a limited liability company duly organized and existing under PRC law, with its registered address at Section D, 5/F, SinoSteel Plaza, No. 8, Haidian Street, Haidian District, Beijing, PRC (Party B).

(Collectively the “Parties” and individually a “Party”)

Whereas:

A.	Party A and Party B entered into an Exclusive Technical Consulting and Services Agreement on November 19, 2007, which came into effect retroactively on March 18, 2006 (Service Agreement), pursuant to which Party A agreed to provide Party B with technical and consulting services according to the terms and conditions listed in the Service Agreement. Party B agreed to retain Party A’s services and pay service fees (Service Fees) accordingly.

B.	Party A and Party B entered into a Trademark License Agreement on November 19, 2007, which came into effect retroactively on March 18, 2006 (TM License Agreement), pursuant to which Party A agreed to license to Party B certain trademarks according to the terms and conditions listed in the TM License Agreement. Party B agreed to pay license fees to Party A accordingly. Party A and Party B also entered into a Domain Name License Agreement on November 19, 2007, which came into effect retroactively on March 18, 2006 (DN License Agreement), pursuant to which Party A agreed to license to Party B certain domain names according to the terms and conditions listed in the DN License Agreement. Party B agreed to pay license fees to Party A accordingly.

The license fees under the TM License Agreement and the DN License Agreement shall be collectively referred to as License Fees.

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C.	The Parties and other related parties entered into an Agreement on August 16, 2010 (2010 Agreement), pursuant to which the Parties, together with other related parties, confirm and acknowledge that, among others, the Service Agreement and the License Agreements have continued to be effective, valid and binding upon the Parties after the registered capital of Party B was increased from RMB 10million to RMB 20million in April 2008.

D.	By entering into this Agreement, the Parties intend to confirm and acknowledge Party A’s waiver of its right to receive from Party B the Service Fees described in the Service Agreement and License Fees described in the TM License Agreement and DN License Agreement for 2006 to 2009.

(Unless otherwise provided, the terms herein shall have the same meaning as those set forth in the Service Agreement, TM License Agreement or DN License Agreement (where applicable).)

NOW, THEREFORE, the Parties agree as follows:

1.	According to: (i) Appendix 2 of the Service Agreement, Party B is entitled to be exempted from paying the Service Fees until Party B is profitable; (ii) Appendix 2 of the TM License Agreement, if Party A (as the Licensor) considers that it would be helpful to the business of Party B (as the Licensee), Party A at its sole discretion may reduce or exempt the whole or any part of the license fee thereunder; and (iii) Appendix 2 of the DN License Agreement, if Party A (as the Licensor) considers that it would be helpful to the business of Party B (as the Licensee), Party A at its sole discretion may reduce or exempt the whole or any part of the license fee thereunder.

2.	Party A hereby confirms and acknowledges that it waives its right to receive any and all Service Fees described in the Service Agreement and any License Fees described in the TM License Agreement and DN License Agreement to the extent any such were payable by Party B for the period from 2006 to 2009.

3.	This Supplementary Agreement shall be considered an integral part of the Service Agreement, TM License Agreement and DN License Agreement, and this Supplementary Agreement shall have the same effectiveness as the Service Agreement, TM License Agreement and DN License Agreement. Where there is a conflict between this Supplementary Agreement and the Service Agreement, TM License Agreement and/or DN License Agreement, this Supplementary Agreement shall prevail.

4.	This Supplementary Agreement has been executed in 2 sets of originals in English, with each Party retaining 1 original copy.

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives on the date first written above.

1VERGE INTERNET TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)

By:	/s/ Victor Wing Cheung Koo
Authorized Representative: Victor Wing Cheung Koo

1VERGE INFORMATION TECHNOLOGY (BEIJING) CO., LTD.

(Company Seal)
By:	/s/ Qin Qiong
Authorized Representative: QIN Qiong

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